Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Wednesday, Feb. 12, 2025

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Achieves Another Year of Record Results
and Raises 2025 Financial Guidance

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and 12 months ended Dec. 31, 2024.

Business strength drives year-over-year financial growth
•GAAP net income: $2.222 billion, or $1.82 per diluted share (EPS)
•Adjusted net income: $2.347 billion, or $1.92 per diluted share (Adj. EPS)
•Record Adjusted EBITDA: $7.08 billion – up $301 million or 4.4% vs. 2023
•Cash flow from operations (CFFO): $4.974 billion
•Available funds from operations (AFFO): $5.378 billion – up $165 million or 3.2% vs. 2023
•Dividend coverage ratio: 2.32x (AFFO basis)
•Record contracted transmission capacity: 33.4 Bcf/d – up 3.4% from 2023 – with Transco additions contributing to successive new peak days
•Surpassed 2024 Adjusted EBITDA guidance midpoint
•2024 leverage ratio: 3.79x
•Raised 2025 Adjusted EBITDA guidance midpoint by 3% to between $7.45 billion and $7.85 billion, with a projected 5-year CAGR of 8% through 2025
•Dividend increase: 5.3% to $2.00 annualized; continuing quarterly dividend since 1974

Successful execution of strategic priorities in 2024 fuels momentum for 2025 growth
•Transco expansions: Placed Regional Energy Access, Southside Reliability Enhancement and Carolina Market Link expansions in service
•Key expansions: MountainWest, Marcellus South gathering system and the Deepwater Gulf
•Gulf Coast Storage integration: 115 Bcf of strategically located storage to serve growing LNG exports and power generation demand, announcing first expansion of 10 Bcf
•High-return transmission projects: Six projects announced in 2024 to add 885 MMcf/d of capacity, serving key demand centers along footprint
•Portfolio enhancements: Consolidated interest in Gulf Discovery system and Wamsutter upstream joint venture; divested Aux Sable
•DJ Basin bolt-on: Acquired Rimrock's DJ gathering and processing system

•Emissions reductions: 92 compressor units replaced, decreasing emissions and operating expenses and generating earnings growth from Transco rate case
•Sustainability leadership: Recognized in key rankings, including the Dow Jones Best-in-Class Index, S&P Global, MSCI and the 2024 CDP Climate Change Questionnaire

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Our natural gas-focused strategy delivered outstanding financial results in 2024, with Adjusted EBITDA and contracted transmission capacity reaching record levels due to the continued growth in natural gas demand driven by the abundance of low-cost U.S. natural gas. As we maintain our strong track record of project execution and completion, we fully expect this growth to accelerate in 2025. Consequently, we are raising our Adjusted EBITDA guidance midpoint by 3% to $7.65 billion, representing a remarkable compound annual growth rate (CAGR) of 8% over the last five years."

"In 2024, we expanded Transco with the completion of the Regional Energy Access, Southside Reliability Enhancement and Carolina Market Link projects as natural gas demand hit record highs with the onset of winter. We also increased transmission capacity for MountainWest and gathering capacity in the prolific Marcellus and Deepwater Gulf regions. Currently, we have 14 high-return transmission projects in execution, including Transco’s Southeast Supply Enhancement project, a 1.6 Bcf/d expansion that will drive the largest earnings increase for a Williams pipeline project. Additionally, we optimized our portfolio by divesting Aux Sable and consolidating our interests in the Gulf Discovery system and the Wamsutter upstream joint ventures. Furthermore, we expanded our asset base in the DJ Basin with the recent bolt-on acquisition of the Rimrock gathering and processing system.

Armstrong added, "For the last several years we've been implementing our long-term strategy to bring Williams to where we are today with a healthy balance sheet and a clear line of sight to a full portfolio of high-return projects. During these early years of what is shaping up to be the golden age of natural gas, our strategy is taking hold in a powerful way that is delivering robust growth and compounding returns for our shareholders. This is evidenced by our 5% CAGR on our dividend and annualized total shareholder return of nearly 30% over the last five years. Looking ahead, we maintain our long-standing commitment to shareholder returns and have once again increased our dividend this year by 5.3% as we continue providing the critical infrastructure that serves the increasing demand for clean, reliable energy across growing markets."

Williams Summary Financial Information	4Q				Full Year
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2024		2023		2024		2023

GAAP Measures
Net Income	$485		$1,146		$2,222		$3,273
Net Income Per Share	$0.40		$0.94		$1.82		$2.68
Cash Flow From Operations	$1,218		$1,813		$4,974		$5,938

Non-GAAP Measures (1)
Adjusted EBITDA	$1,776		$1,721		$7,080		$6,779
Adjusted Net Income	$579		$588		$2,347		$2,334
Adjusted Earnings Per Share	$0.47		$0.48		$1.92		$1.91
Available Funds from Operations	$1,335		$1,323		$5,378		$5,213
Dividend Coverage Ratio	2.31	x	2.43	x	2.32	x	2.39	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.79	x	3.58	x
Capital Investments (Excluding Acquisitions) (3) (4)	$760		$666		$2,706		$2,711

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments include increases to property, plant, and equipment (growth & maintenance capital), purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) Fourth-quarter and full-year 2024 capital excludes $249 million, net of cash acquired, for the Crowheart acquisition, which closed in November 2024. Full-year 2024 also excludes $1.844 billion for the acquisition of the Gulf Coast Storage assets, which closed January 2024, and $151 million for the consolidation of our Discovery JV, which closed in August 2024. Fourth-quarter and full-year 2023 capital excludes $544 million for the DJ Basin acquisitions, which closed in November 2023. Full-year 2023 capital also excludes $1.024 billion for the acquisition of MountainWest Pipeline Holding Company, which closed in February 2023.

GAAP Measures
Fourth-quarter 2024 net income decreased by $661 million compared to the prior year primarily reflecting the absence of a $534 million gain in 2023 related to the net cash received from the favorable resolution of litigation with Energy Transfer and an unfavorable change of $384 million in net unrealized gains/losses on commodity derivatives, partially offset by $161 million of higher service revenues driven by acquisitions and expansion projects. The decrease was also impacted by higher operating costs and depreciation from recent acquisitions, as well as lower investing income. The tax provision decreased $280 million primarily due to lower pretax income.

Full-year 2024 net income decreased by $1.051 billion compared to the prior year reflecting an unfavorable change of $1.027 billion in net unrealized gains/losses on commodity derivatives, the previously described $534 million net litigation gain, partially offset by $602 million of higher service revenues driven by acquisitions and expansion projects. The decrease was also impacted by higher operating costs, depreciation, and interest expense from recent acquisitions. Gains in 2024 of $149 million from the sale of our interests in Aux Sable and $127 million associated with the Discovery acquisition were partially offset by the absence of a $129 million gain on the sale of the Bayou Ethane system in 2023. The tax provision decreased $365 million primarily due to lower pretax income. The 2023 period also reported a loss from discontinued operations associated with an adverse legal ruling involving former refinery operations.

Fourth-quarter 2024 cash flow from operations decreased $595 million compared to the prior year, while full-year 2024 decreased $964 million, both driven by the absence of the previously described

$534 million net litigation gain and unfavorable net changes in derivative collateral requirements, partially offset by higher operating results exclusive of non-cash items. The full year decline was also impacted by unfavorable changes in working capital.

Non-GAAP Measures
Fourth-quarter 2024 Adjusted EBITDA increased by $55 million over the prior year, driven by the previously described favorable net contributions from acquisitions and expansion projects. Full-year 2024 Adjusted EBITDA increased by $301 million over the prior year, similarly reflecting favorable net contributions from acquisitions and expansion projects, partially offset by lower proportional EBITDA from investees that have been sold or acquired by us and now consolidated.

Fourth-quarter 2024 Adjusted Net Income declined by $9 million over the prior year, while full-year 2024 Adjusted Net Income increased $13 million over the prior year, both driven by the previously described impacts to net income, adjusted primarily to remove the effects of the litigation gain related to Energy Transfer, gains associated with Bayou Ethane, Discovery, and Aux Sable, net unrealized gains/losses on commodity derivatives, acquisition-related costs, and the related income tax effects.

Fourth-quarter and full-year 2024 Available Funds From Operations (AFFO) increased by $12 million and $165 million, respectively, compared to the prior year primarily due to higher adjusted results from continuing operations exclusive of non-cash items.

Business Segment Results & Form 10-K
Williams' operations are comprised of the following reportable segments: Transmission & Gulf, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's 2024 Form 10-K.

	Fourth Quarter						Full Year
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	4Q 2024	4Q 2023	Change	4Q 2024	4Q 2023	Change	2024	2023	Change	2024	2023	Change
Transmission & Gulf	$825	$741	$84	$826	$752	$74	$3,273	$3,068	$205	$3,307	$2,982	$325
Northeast G&P	497	477	20	499	485	14	1,958	1,916	42	1,966	1,955	11
West	344	307	37	345	323	22	1,312	1,238	74	1,322	1,236	86
Gas & NGL Marketing Services	(110)	272	(382)	36	69	(33)	(124)	950	(1,074)	215	300	(85)
Other	56	645	(589)	70	92	(22)	237	841	(604)	270	306	(36)
Total	$1,612	$2,442	($830)	$1,776	$1,721	$55	$6,656	$8,013	($1,357)	$7,080	$6,779	$301

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf
Fourth-quarter 2024 Modified EBITDA improved compared to the prior year driven by favorable net contributions from the Gulf Coast Storage and Discovery acquisitions and the Regional Energy Access expansion project. Full-year 2024 Modified EBITDA improved as the favorable net contributions from acquisitions, including MountainWest, and Regional Energy Access, along with lower one-time acquisition and transition costs, were partially offset by the absence of the previously mentioned gain on the sale of the Bayou Ethane system and hurricane impacts. Fourth-quarter and full-year Adjusted EBITDA, which excludes the Bayou Ethane gain and acquisition and transition costs, improved compared to the prior year.

Northeast G&P
Fourth-quarter and full-year 2024 Modified EBITDA increased compared to the prior year driven by higher rates at Susquehanna Supply Hub, Ohio Valley Midstream and Bradford, substantially offset by lower gathering volumes. The improved full-year Modified EBITDA also reflects the absence of our share of a loss contingency accrual at Aux Sable in 2023, which is excluded from Adjusted EBITDA.

West
Fourth-quarter 2024 Modified and Adjusted EBITDA increased compared to the prior year benefiting from the DJ Basin Acquisitions, partially offset by lower gathering volumes. Both metrics also improved for the full-year period reflecting similar drivers, as well as improved commodity margins to reflect favorable changes in commodity processing costs and increased contributions from Overland Pass Pipeline reflecting higher volumes, partially offset by lower realized gains on natural gas hedges. The full-year Modified EBITDA was also impacted by the absence of a first-quarter 2023 favorable contract settlement, which is excluded from Adjusted EBITDA.

Gas & NGL Marketing Services
Fourth-quarter 2024 Modified EBITDA decreased from the prior year reflecting lower gas and NGL marketing margins and a $358 million net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA. Full-year 2024 Modified EBITDA also decreased from the prior year reflecting a decline in gas and NGL marketing margins, as well as a $1 billion net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.

Other
Fourth-quarter and full-year 2024 Modified and Adjusted EBITDA decreased compared to the prior year driven by the absence of the $534 million litigation settlement income related to Energy Transfer in 2023 and an unfavorable change in unrealized gains/losses on commodity derivatives, both of which are excluded from Adjusted EBITDA. These metrics also reflect lower net contributions from upstream operations, including the benefit of upstream interests acquired in the fourth quarter of 2024.

2025 Financial Guidance
The company is raising the midpoint of its 2025 Adjusted EBITDA guidance by 3% and updating the range to between $7.45 billion and $7.85 billion. The company continues to expect 2025 growth capex between $1.65 billion and $1.95 billion and maintenance capex between $650 million and $750 million, excluding capital of $150 million based on midpoint for emissions reduction and modernization initiatives. Williams is improving its leverage ratio midpoint for 2025 to 3.55x and has increased the dividend by 5.3% on an annualized basis to $2.00 in 2025 from $1.90 in 2024.

Williams' Fourth-Quarter and Full-Year 2024 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' fourth-quarter and full-year 2024 earnings presentation will be posted at www.williams.com. The company's full-year 2024 earnings conference call and webcast with analysts and investors is scheduled for Thursday, Feb. 13, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://register.vevent.com/register/BI2a741c8698464278bd7752bfd9ef3746.

A webcast link to the conference call will be provided on Williams' Investor Relations website. A replay of the webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably, and responsibly meeting growing energy demand. We use our 33,000-mile pipeline infrastructure to move a third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future – by powering the global economy while delivering immediate emissions reductions within our natural gas network and investing in new energy technologies. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Year Ended December 31,
	2024	2023	2022
	(Millions, except per-share amounts)
Revenues:
Service revenues	$7,628	$7,026	$6,536
Service revenues – commodity consideration	134	146	260
Product sales	2,991	2,779	4,556
Net gain (loss) from commodity derivatives	(250)	956	(387)
Total revenues	10,503	10,907	10,965
Costs and expenses:
Product costs	2,075	1,884	3,369
Net processing commodity expenses	43	151	88
Operating and maintenance expenses	2,179	1,984	1,817
Depreciation and amortization expenses	2,219	2,071	2,009
Selling, general, and administrative expenses	708	665	636
Gain on sale of business	—	(129)	—
Other (income) expense – net	(60)	(30)	28
Total costs and expenses	7,164	6,596	7,947
Operating income (loss)	3,339	4,311	3,018
Equity earnings (losses)	560	589	637
Other investing income (loss) – net	343	108	16
Interest expense	(1,364)	(1,236)	(1,147)
Net gain from Energy Transfer litigation judgment	—	534	—
Other income (expense) – net	108	99	18
Income (loss) before income taxes	2,986	4,405	2,542
Less: Provision (benefit) for income taxes	640	1,005	425
Income (loss) from continuing operations	2,346	3,400	2,117
Income (loss) from discontinued operations	—	(97)	—
Net income (loss)	2,346	3,303	2,117
Less: Net income (loss) attributable to noncontrolling interests	121	124	68
Net income (loss) attributable to The Williams Companies, Inc.	2,225	3,179	2,049
Less: Preferred stock dividends	3	3	3
Net income (loss) available to common stockholders	$2,222	$3,176	$2,046
Amounts attributable to The Williams Companies, Inc. available to common stockholders:
Income (loss) from continuing operations	$2,222	$3,273	$2,046
Income (loss) from discontinued operations	—	(97)	—
Net income (loss) available to common stockholders	$2,222	$3,176	$2,046
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$1.82	$2.69	$1.68
Income (loss) from discontinued operations	—	(.08)	—
Net income (loss) available to common stockholders	$1.82	$2.61	$1.68
Weighted-average shares (thousands)	1,219,184	1,217,784	1,218,362
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$1.82	$2.68	$1.67
Income (loss) from discontinued operations	—	(.08)	—
Net income (loss) available to common stockholders	$1.82	$2.60	$1.67
Weighted-average shares (thousands)	1,222,954	1,222,715	1,222,672

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	December 31,
	2024	2023
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$60	$2,150
Trade accounts and other receivables (net of allowance of ($1) at December 31, 2024 and ($3) at December 31, 2023)	1,863	1,655
Inventories	279	274
Derivative assets	267	239
Other current assets and deferred charges	192	195
Total current assets	2,661	4,513
Investments	4,140	4,637
Property, plant, and equipment – net	38,692	34,311
Intangible assets – net of accumulated amortization	7,209	7,593
Regulatory assets, deferred charges, and other	1,807	1,573
Total assets	$54,509	$52,627

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,613	$1,379
Derivative liabilities	164	105
Other current liabilities	1,360	1,284
Commercial paper	455	725
Long-term debt due within one year	1,720	2,337
Total current liabilities	5,312	5,830
Long-term debt	24,736	23,376
Deferred income tax liabilities	4,455	3,846
Regulatory liabilities, deferred income, and other	5,245	4,684
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at December 31, 2024 and December 31, 2023; 35 thousand shares issued at December 31, 2024 and December 31, 2023)	35	35
Common stock ($1 par value; 1,470 million shares authorized at December 31, 2024 and December 31, 2023; 1,258 million shares issued at December 31, 2024 and 1,256 million shares issued at December 31, 2023)	1,258	1,256
Capital in excess of par value	24,643	24,578
Retained deficit	(12,396)	(12,287)
Accumulated other comprehensive income (loss)	76	—
Treasury stock, at cost (39 million shares at December 31, 2024 and December 31, 2023 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	12,436	12,402
Noncontrolling interests in consolidated subsidiaries	2,404	2,489
Total equity	14,840	14,891
Total liabilities and equity	$54,509	$52,627

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Year Ended December 31,
	2024	2023	2022
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$2,346	$3,303	$2,117
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	2,219	2,071	2,009
Provision (benefit) for deferred income taxes	506	951	431
Equity (earnings) losses	(560)	(589)	(637)
Distributions from equity-method investees	789	796	865
Net unrealized (gain) loss from commodity derivative instruments	367	(660)	249
Gain on sale of business	—	(129)	—
Gain on disposition of equity-method investments	(149)	—	—
Gain on remeasurement of equity-method investments	(127)	(30)	—
Inventory write-downs	10	30	161
Amortization of stock-based awards	99	77	73
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	(169)	1,089	(733)
Inventories	(9)	13	(110)
Other current assets and deferred charges	9	60	(33)
Accounts payable	139	(1,009)	410
Other current liabilities	35	(19)	209
Changes in current and noncurrent commodity derivative assets and liabilities	(286)	200	94
Other, including changes in noncurrent assets and liabilities	(245)	(216)	(216)
Net cash provided (used) by operating activities	4,974	5,938	4,889
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(269)	372	345
Proceeds from long-term debt	3,594	2,755	1,755
Payments of long-term debt	(2,946)	(634)	(2,876)
Payments for debt issuance costs	(32)	(23)	(17)
Proceeds from issuance of common stock	10	6	54
Purchases of treasury stock	—	(130)	(9)
Common dividends paid	(2,316)	(2,179)	(2,071)
Dividends and distributions paid to noncontrolling interests	(242)	(213)	(204)
Contributions from noncontrolling interests	36	18	18
Other – net	(36)	(21)	(37)
Net cash provided (used) by financing activities	(2,201)	(49)	(3,042)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(2,573)	(2,516)	(2,253)
Dispositions – net	(105)	(51)	(30)
Proceeds from sale of business	—	346	—
Purchases of businesses, net of cash acquired	(2,244)	(1,568)	(933)
Proceeds from dispositions of equity-method investments	161	—	—
Purchases of and contributions to equity-method investments	(114)	(141)	(166)
Other – net	12	39	7
Net cash provided (used) by investing activities	(4,863)	(3,891)	(3,375)
Increase (decrease) in cash and cash equivalents	(2,090)	1,998	(1,528)
Cash and cash equivalents at beginning of year	2,150	152	1,680
Cash and cash equivalents at end of year	$60	$2,150	$152
_________
(1) Increases to property, plant, and equipment	$(2,581)	$(2,564)	$(2,394)
Changes in related accounts payable and accrued liabilities	8	48	141
Capital expenditures	$(2,573)	$(2,516)	$(2,253)

Transmission & Gulf
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Regulated interstate natural gas transportation, storage, and other revenues (1)	$774	$786	$794	$822	$3,176	$836	$805	$833	$864	$3,338
Gathering, processing, storage and transportation revenues (1)	100	104	114	100	418	137	147	167	170	621
Other fee revenues	6	8	5	4	23	12	9	7	9	37
Commodity margins	10	8	7	8	33	9	5	11	28	53
Operating and administrative costs (1)	(254)	(254)	(257)	(270)	(1,035)	(254)	(261)	(294)	(295)	(1,104)
Other segment income (expenses) - net (1)	26	31	36	26	119	43	54	46	12	155
Gain on sale of business	—	—	130	(1)	129	—	—	—	—	—
Proportional Modified EBITDA of equity-method investments	53	48	52	52	205	46	49	41	37	173
Modified EBITDA	715	731	881	741	3,068	829	808	811	825	3,273
Adjustments	13	17	(127)	11	(86)	10	4	19	1	34
Adjusted EBITDA	$728	$748	$754	$752	$2,982	$839	$812	$830	$826	$3,307

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	14.3	13.2	14.0	14.0	13.9	14.6	12.9	14.3	14.1	14.0
Avg. daily firm reserved capacity (MMdth)	19.5	19.4	19.4	19.3	19.4	20.3	19.7	20.1	20.4	20.1
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.1	2.3	2.3	2.8	2.6	3.1	2.2	2.1	2.1	2.4
Avg. daily firm reserved capacity (MMdth)	3.8	3.8	3.8	3.8	3.8	3.8	3.7	3.7	3.7	3.7
MountainWest (3)
Avg. daily transportation volumes (MMdth)	4.2	3.2	3.8	4.2	3.9	4.3	3.2	3.6	4.1	3.8
Avg. daily firm reserved capacity (MMdth)	7.8	7.5	7.5	7.9	7.7	8.4	8.0	8.1	8.3	8.2
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	1.0	1.2	1.4	1.1	1.2	1.0	1.2	1.4	1.1	1.2
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Consolidated (4)
Gathering volumes (Bcf/d)	0.28	0.23	0.27	0.27	0.26	0.25	0.23	0.55	0.55	0.55
Plant inlet natural gas volumes (Bcf/d)	0.43	0.40	0.46	0.46	0.44	0.45	0.27	0.73	0.75	0.71
NGL production (Mbbls/d)	28	24	28	26	27	28	17	49	54	47
NGL equity sales (Mbbls/d)	7	5	6	5	6	5	3	9	13	10
Crude oil transportation volumes (Mbbls/d)	119	111	134	130	123	118	114	109	110	113
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.36	0.30	0.36	0.33	0.34	0.27	0.35	—	—	—
Plant inlet natural gas volumes (Bcf/d)	0.36	0.30	0.36	0.33	0.34	0.27	0.35	—	—	—
NGL production (Mbbls/d)	28	21	30	28	27	15	26	—	—	—
NGL equity sales (Mbbls/d)	8	3	8	7	7	3	7	—	—	—

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the MountainWest Acquisition transmission assets after the purchase on February 14, 2023, including 100% of the volumes associated with the operated equity-method investment White River Hub, LLC. Average volumes were calculated over the period owned.
(4) Volumes associated with Discovery Producer Services for the 3rd and 4th Qtrs 2024 and Year 2024 are presented entirely in the Consolidated section. We acquired the remaining 40 percent of Discovery on August 1, 2024.
(5) Includes 100% of the volumes associated with operated equity-method investment Discovery Producer Services through 2nd Qtr 2024.

Northeast G&P
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Gathering, processing, transportation, and fractionation revenues (1)	$391	$431	$417	$411	$1,650	$411	$398	$407	$419	$1,635
Other fee revenues	32	27	27	28	114	34	35	33	33	135
Commodity margins	5	(1)	7	1	12	11	—	8	5	24
Operating and administrative costs (1)	(101)	(101)	(115)	(107)	(424)	(108)	(108)	(120)	(105)	(441)
Other segment income (expenses) - net	—	—	(1)	(9)	(10)	(1)	3	(1)	2	3
Proportional Modified EBITDA of equity-method investments	143	159	119	153	574	157	153	149	143	602
Modified EBITDA	470	515	454	477	1,916	504	481	476	497	1,958
Adjustments	—	—	31	8	39	—	(2)	8	2	8
Adjusted EBITDA	$470	$515	$485	$485	$1,955	$504	$479	$484	$499	$1,966

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.42	4.61	4.41	4.37	4.45	4.33	4.11	4.04	4.16	4.16
Plant inlet natural gas volumes (Bcf/d)	1.92	1.79	1.93	1.93	1.89	1.76	1.77	1.99	1.93	1.86
NGL production (Mbbls/d)	144	135	144	133	139	133	136	140	145	139
NGL equity sales (Mbbls/d)	1	1	—	1	1	1	1	1	—	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.97	7.03	6.83	6.85	6.92	6.79	6.42	6.40	6.22	6.46
Plant inlet natural gas volumes (Bcf/d)	0.77	0.93	0.99	1.01	0.93	0.98	0.94	0.98	1.04	0.98
NGL production (Mbbls/d)	54	64	71	69	65	72	70	72	74	72
NGL equity sales (Mbbls/d)	4	5	4	4	4	3	6	5	5	5

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership, Blue Racer Midstream, and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership.

West
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Net gathering, processing, transportation, storage, and fractionation revenues (1)	$382	$373	$371	$397	$1,523	$421	$397	$409	$427	$1,654
Other fee revenues	5	7	4	8	24	8	5	4	8	25
Commodity margins	(24)	18	21	19	34	12	30	27	28	97
Operating and administrative costs (1)	(115)	(122)	(122)	(144)	(503)	(139)	(148)	(157)	(147)	(591)
Other segment income (expenses) - net	23	(7)	(4)	(14)	(2)	—	(2)	5	(8)	(5)
Proportional Modified EBITDA of equity-method investments	33	43	45	41	162	25	36	35	36	132
Modified EBITDA	304	312	315	307	1,238	327	318	323	344	1,312
Adjustments	(18)	—	—	16	(2)	1	1	7	1	10
Adjusted EBITDA	$286	$312	$315	$323	$1,236	$328	$319	$330	$345	$1,322

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d) (3)	5.47	5.51	5.60	6.03	6.02	5.75	5.25	5.38	5.46	5.46
Plant inlet natural gas volumes (Bcf/d)	0.92	1.06	1.12	1.63	1.54	1.52	1.48	1.57	1.57	1.54
NGL production (Mbbls/d)	25	40	61	99	91	87	91	91	90	90
NGL equity sales (Mbbls/d)	6	16	22	14	14	6	8	6	7	7
Non-consolidated (4)
Gathering volumes (Bcf/d)	0.32	0.33	0.33	—	—	—	—	—	—	—
Plant inlet natural gas volumes (Bcf/d)	0.32	0.32	0.32	—	—	—	—	—	—	—
NGL production (Mbbls/d)	37	38	38	—	—	—	—	—	—	—
NGL and Crude Oil Transportation volumes (Mbbls/d) (5)	161	217	244	250	218	220	292	304	314	282

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with the Cureton Acquisition gathering assets after the purchase on November 30, 2023. Average volumes were calculated over the period owned.
(4) Includes 100% of the volumes associated with operated equity-method investment Rocky Mountain Midstream through 3rd Qtr 2023.
(5) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), RMM, and Bluestem pipeline.

Gas & NGL Marketing Services
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Commodity margins	$265	$(2)	$38	$88	$389	$236	$3	$23	$63	$325
Other fee revenues	1	—	—	—	1	—	—	—	—	—
Net unrealized gain (loss) from derivative instruments	333	94	24	208	659	(95)	(106)	10	(150)	(341)
Operating and administrative costs	(32)	(24)	(19)	(24)	(99)	(40)	(23)	(22)	(23)	(108)
Modified EBITDA	567	68	43	272	950	101	(126)	11	(110)	(124)
Adjustments	(336)	(84)	(27)	(203)	(650)	88	112	(7)	146	339
Adjusted EBITDA	$231	$(16)	$16	$69	$300	$189	$(14)	$4	$36	$215

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.24	6.56	7.31	7.11	7.05	7.53	6.98	7.14	6.81	7.11
NGLs (Mbbls/d)	234	239	245	173	223	170	162	182	196	177

Other
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Service revenues	$3	$5	$4	$4	$16	$4	$4	$4	$3	$15
Net realized product sales	120	97	127	145	489	113	109	96	137	455
Net unrealized gain (loss) from derivative instruments	(6)	(11)	(1)	19	1	3	(25)	3	(7)	(26)
Operating and administrative costs	(48)	(54)	(58)	(65)	(225)	(51)	(50)	(51)	(77)	(229)
Other segment income (expenses) - net	5	5	10	8	28	7	9	4	—	20
Net gain from Energy Transfer litigation judgment	—	—	—	534	534	—	—	—	—	—
Proportional Modified EBITDA of equity-method investments	—	(1)	(1)	—	(2)	—	—	2	—	2
Modified EBITDA	74	41	81	645	841	76	47	58	56	237
Adjustments	6	11	1	(553)	(535)	(2)	24	(3)	14	33
Adjusted EBITDA	$80	$52	$82	$92	$306	$74	$71	$55	$70	$270

Statistics
Net Product Sales Volumes(1)
Natural Gas (Bcf/d)	0.26	0.29	0.31	0.30	0.29	0.28	0.24	0.29	0.31	0.31
NGLs (Mbbls/d)	3	6	9	10	7	8	8	9	10	11
Crude Oil (Mbbls/d)	1	3	5	7	4	5	5	4	6	6

(1) Includes 100% of the volumes associated with the Crowheart Acquisition upstream assets after the purchase on November 1, 2024. Average volumes were calculated over the period owned.

Capital Expenditures and Investments
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Capital expenditures:
Transmission & Gulf	$205	$263	$382	$404	$1,254	$310	$397	$459	$428	$1,594
Northeast G&P	99	74	115	71	359	71	46	54	53	224
West	169	197	141	121	628	120	90	98	180	488
Other	72	76	52	75	275	43	46	71	107	267
Total (1)	$545	$610	$690	$671	$2,516	$544	$579	$682	$768	$2,573

Purchases of and contributions to equity-method investments:
Transmission & Gulf	$8	$18	$6	$9	$41	$27	$10	$—	$—	$37
Northeast G&P	31	12	4	52	99	25	19	19	12	75
West	—	—	1	—	1	—	1	—	1	2
Other	—	—	—	—	—	—	—	—	—	—
Total	$39	$30	$11	$61	$141	$52	$30	$19	$13	$114

Summary:
Transmission & Gulf	$213	$281	$388	$413	$1,295	$337	$407	$459	$428	$1,631
Northeast G&P	130	86	119	123	458	96	65	73	65	299
West	169	197	142	121	629	120	91	98	181	490
Other	72	76	52	75	275	43	46	71	107	267
Total	$584	$640	$701	$732	$2,657	$596	$609	$701	$781	$2,687

Capital investments:
Increases to property, plant, and equipment	$484	$684	$792	$604	$2,564	$509	$632	$699	$741	$2,581
Purchases of businesses, net of cash acquired	1,056	(3)	(29)	544	1,568	1,851	(7)	151	249	2,244
Purchases of and contributions to equity-method investments	39	30	11	61	141	52	30	19	13	114
Purchases of other long-term investments	2	1	2	1	6	2	1	2	6	11
Total	$1,581	$712	$776	$1,210	$4,279	$2,414	$656	$871	$1,009	$4,950

(1) Increases to property, plant, and equipment	$484	$684	$792	$604	$2,564	$509	$632	$699	$741	$2,581
Changes in related accounts payable and accrued liabilities	61	(74)	(102)	67	(48)	35	(53)	(17)	27	(8)
Capital expenditures	$545	$610	$690	$671	$2,516	$544	$579	$682	$768	$2,573

Contributions from noncontrolling interests	$3	$15	$—	$—	$18	$26	$10	$—	$—	$36
Contributions in aid of construction	$11	$7	$2	$8	$28	$10	$13	$—	$4	$27
Proceeds from sale of business	$—	$—	$348	$(2)	$346	$—	$—	$—	$—	$—
Proceeds from dispositions of equity-method investments	$—	$—	$—	$—	$—	$—	$—	$161	$—	$161

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as net income (loss) excluding the effect of certain noncash items, reduced by distributions from equity-method investees, net distributions to noncontrolling interests, and preferred dividends. AFFO may also be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2023					2024
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$926	$547	$654	$1,146	$3,273	$631	$401	$705	$485	$2,222

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.76	$.45	$.54	$.94	$2.68	$.52	$.33	$.58	$.40	$1.82
Adjustments:
Transmission & Gulf
MountainWest acquisition and transition-related costs*	$13	$17	$3	$9	$42	$—	$1	$3	$—	$4
Gulf Coast Storage acquisition and transition-related costs*	—	—	—	1	1	10	3	—	—	13
Discovery acquisition and transition-related costs*	—	—	—	—	—	—	—	—	1	1
Gain on sale of business	—	—	(130)	1	(129)	—	—	—	—	—
Impact of change in payroll policy*	—	—	—	—	—	—	—	16	—	16
Total Transmission & Gulf adjustments	13	17	(127)	11	(86)	10	4	19	1	34
Northeast G&P
Accrual for loss contingency*	—	—	—	10	10	—	(3)	—	—	(3)
Our share of operator transition costs at Blue Racer Midstream*	—	—	—	—	—	—	1	1	2	4
Our share of accrual for loss contingency at Aux Sable Liquid Products LP	—	—	31	(2)	29	—	—	—	—	—
Impact of change in payroll policy*	—	—	—	—	—	—	—	7	—	7
Total Northeast G&P adjustments	—	—	31	8	39	—	(2)	8	2	8
West
Cureton acquisition and transition-related costs*	—	—	—	6	6	1	1	—	1	3
Gain from contract settlement	(18)	—	—	—	(18)	—	—	—	—	—
Impairment of assets held for sale	—	—	—	10	10	—	—	—	—	—
Impact of change in payroll policy*	—	—	—	—	—	—	—	7	—	7
Total West adjustments	(18)	—	—	16	(2)	1	1	7	1	10
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	(3)	10	(3)	5	9	(6)	5	2	(4)	(3)
Net unrealized (gain) loss from derivative instruments	(333)	(94)	(24)	(208)	(659)	94	107	(10)	150	341
Impact of change in payroll policy*	—	—	—	—	—	—	—	1	—	1
Total Gas & NGL Marketing Services adjustments	(336)	(84)	(27)	(203)	(650)	88	112	(7)	146	339
Other
Crowheart acquisition and transition-related costs*	—	—	—	—	—	—	—	—	1	1
Net unrealized (gain) loss from derivative instruments	6	11	1	(19)	(1)	(2)	24	(3)	7	26
Settlement charge related to former operations*	—	—	—	—	—	—	—	—	6	6
Net gain from Energy Transfer litigation judgment	—	—	—	(534)	(534)	—	—	—	—	—
Total Other adjustments	6	11	1	(553)	(535)	(2)	24	(3)	14	33
Adjustments included in Modified EBITDA	(335)	(56)	(122)	(721)	(1,234)	97	139	24	164	424
Adjustments below Modified EBITDA
Gain on remeasurement of RMM investment	—	—	—	(30)	(30)	—	—	—	—	—
Gain on remeasurement of Discovery investment	—	—	—	—	—	—	—	(127)	—	(127)
Gain on sale of Aux Sable investment	—	—	—	—	—	—	—	(149)	—	(149)
Our share of Blue Racer Midstream debt extinguishment loss	—	—	—	—	—	—	—	—	3	3
Our share of accelerated depreciation related to operator transition at Blue Racer Midstream	—	—	—	—	—	—	—	—	1	1
Imputed interest expense on deferred consideration obligations*	—	—	—	—	—	12	12	11	5	40
Amortization of intangible assets from Sequent acquisition	15	14	15	15	59	7	7	8	7	29
	15	14	15	(15)	29	19	19	(257)	16	(203)
Total adjustments	(320)	(42)	(107)	(736)	(1,205)	116	158	(233)	180	221
Less tax effect for above items	78	10	25	178	291	(28)	(38)	56	(42)	(52)
Adjustments for tax-related items (2)	—	—	(25)	—	(25)	—	—	—	(44)	(44)
Adjusted income from continuing operations available to common stockholders	$684	$515	$547	$588	$2,334	$719	$521	$528	$579	$2,347
Adjusted income from continuing operations - diluted earnings per common share (1)	$.56	$.42	$.45	$.48	$1.91	$.59	$.43	$.43	$.47	$1.92
Weighted-average shares - diluted (thousands)	1,225,781	1,219,915	1,220,073	1,221,894	1,221,616	1,222,222	1,222,236	1,222,869	1,224,472	1,222,954
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The third quarter of 2023 and the fourth quarter of 2024 include an adjustment associated with a decrease in our estimated deferred state income tax rate.
*Amounts for the 2024 periods are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss)	$957	$494	$684	$1,168	$3,303	$662	$426	$741	$517	$2,346
Provision (benefit) for income taxes	284	175	176	370	1,005	193	129	227	91	640
Interest expense	294	306	314	322	1,236	349	339	338	338	1,364
Equity (earnings) losses	(147)	(160)	(127)	(155)	(589)	(137)	(147)	(147)	(129)	(560)
Other investing (income) loss - net	(8)	(13)	(24)	(63)	(108)	(24)	(18)	(290)	(11)	(343)
Proportional Modified EBITDA of equity-method investments	229	249	215	246	939	228	238	227	216	909
Depreciation and amortization expenses	506	515	521	529	2,071	548	540	566	565	2,219
Accretion expense associated with asset retirement obligations for nonregulated operations	15	14	14	16	59	18	21	17	25	81
(Income) loss from discontinued operations, net of tax	—	87	1	9	97	—	—	—	—	—
Modified EBITDA	$2,130	$1,667	$1,774	$2,442	$8,013	$1,837	$1,528	$1,679	$1,612	$6,656

Transmission & Gulf	$715	$731	$881	$741	$3,068	$829	$808	$811	$825	$3,273
Northeast G&P	470	515	454	477	1,916	504	481	476	497	1,958
West	304	312	315	307	1,238	327	318	323	344	1,312
Gas & NGL Marketing Services	567	68	43	272	950	101	(126)	11	(110)	(124)
Other	74	41	81	645	841	76	47	58	56	237
Total Modified EBITDA	$2,130	$1,667	$1,774	$2,442	$8,013	$1,837	$1,528	$1,679	$1,612	$6,656

Adjustments (1):
Transmission & Gulf	$13	$17	$(127)	$11	$(86)	$10	$4	$19	$1	$34
Northeast G&P	—	—	31	8	39	—	(2)	8	2	8
West	(18)	—	—	16	(2)	1	1	7	1	10
Gas & NGL Marketing Services	(336)	(84)	(27)	(203)	(650)	88	112	(7)	146	339
Other	6	11	1	(553)	(535)	(2)	24	(3)	14	33
Total Adjustments	$(335)	$(56)	$(122)	$(721)	$(1,234)	$97	$139	$24	$164	$424

Adjusted EBITDA:
Transmission & Gulf	$728	$748	$754	$752	$2,982	$839	$812	$830	$826	$3,307
Northeast G&P	470	515	485	485	1,955	504	479	484	499	1,966
West	286	312	315	323	1,236	328	319	330	345	1,322
Gas & NGL Marketing Services	231	(16)	16	69	300	189	(14)	4	36	215
Other	80	52	82	92	306	74	71	55	70	270
Total Adjusted EBITDA	$1,795	$1,611	$1,652	$1,721	$6,779	$1,934	$1,667	$1,703	$1,776	$7,080

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2023					2024
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net cash provided (used) by operating activities	$1,514	$1,377	$1,234	$1,813	$5,938	$1,234	$1,279	$1,243	$1,218	$4,974
Exclude: Cash (provided) used by changes in:
Accounts receivable	(1,269)	(154)	128	206	(1,089)	(314)	44	(97)	536	169
Inventories, including write-downs	(45)	(19)	7	14	(43)	(38)	35	1	1	(1)
Other current assets and deferred charges	4	(28)	29	(65)	(60)	(9)	(3)	28	(25)	(9)
Accounts payable	1,017	203	(148)	(63)	1,009	309	(90)	98	(456)	(139)
Other current liabilities	318	(246)	42	(95)	19	218	(142)	32	(143)	(35)
Changes in current and noncurrent commodity derivative assets and liabilities	(82)	(37)	(53)	(28)	(200)	68	73	(67)	212	286
Other, including changes in noncurrent assets and liabilities (1)	40	47	53	106	246	61	90	49	45	245
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)	(1)	(3)
Dividends and distributions paid to noncontrolling interests	(54)	(58)	(62)	(39)	(213)	(64)	(66)	(48)	(64)	(242)
Contributions from noncontrolling interests	3	15	—	—	18	26	10	—	—	36
Adjustment to exclude litigation-related charges in discontinued operations	—	115	1	9	125	—	—	—	—	—
Adjustment to exclude net gain from Energy Transfer litigation judgment	—	—	—	(534)	(534)	—	—	—	—	—
Additional Adjustments (2)	—	—	—	—	—	17	20	48	12	97
Available funds from operations	$1,445	$1,215	$1,230	$1,323	$5,213	$1,507	$1,250	$1,286	$1,335	$5,378

Common dividends paid	$546	$545	$544	$544	$2,179	$579	$579	$579	$579	$2,316

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.65	2.23	2.26	2.43	2.39	2.60	2.16	2.22	2.31	2.32

(1) The fourth quarter of 2023 includes a $30 million gain on the remeasurement of the Rocky Mountain Midstream investment.
(2) See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Available Funds from Operations (AFFO)

	2025 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss) from continuing operations	$2,525	$2,675	$2,825
Provision (benefit) for income taxes	765	815	865
Interest expense		1,415
Equity (earnings) losses		(580)
Proportional Modified EBITDA of equity-method investments		930
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,400
Other		(5)
Modified EBITDA	$7,450	$7,650	$7,850
EBITDA Adjustments		—
Adjusted EBITDA	$7,450	$7,650	$7,850

Net income (loss) from continuing operations	$2,525	$2,675	$2,825
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		163
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2,362	$2,512	$2,662

Adjustments:
Adjustments included in Modified EBITDA		—
Adjustments below Modified EBITDA (1)		18
Allocation of adjustments to noncontrolling interests		—
Total adjustments		18
Less tax effect for above items		(5)
Adjusted income from continuing operations available to common stockholders	$2,375	$2,525	$2,675
Adjusted income from continuing operations - diluted earnings per common share	$1.94	$2.06	$2.18
Weighted-average shares - diluted (millions)		1,227

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$5,600	$5,750	$5,900
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(240)
Contributions from noncontrolling interests		18
Additional adjustments		—
Available funds from operations (AFFO)	$5,375	$5,525	$5,675
AFFO per common share	$4.38	$4.50	$4.63
Common dividends paid		$2,445
Coverage Ratio (AFFO/Common dividends paid)	2.20x	2.26x	2.32x

(1) Adjustments reflect amortization of intangible assets from Sequent acquisition

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams' stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Rate case filings;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Exposure to the credit risk of customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•The ability to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•The ability to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, tariffs on foreign-made materials and goods (including steel and steel pipes) necessary to our business, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine and conflicts in the Middle East;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 21, 2024, (b) Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q, and (c) when filed with the SEC, Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024.

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